UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): February 18, 2014

CVR REFINING, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35781 (Commission File Number)	37-1702463 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2014, Keith Cozza resigned from the board of directors (the “Board”) of CVR Refining GP, LLC, the general partner of CVR Refining, LP (the “Partnership”).

Effective February 18, 2014, Andrew Roberto has been appointed to the Board. Mr. Roberto also serves as a director of CVR Energy, Inc. (“CVR Energy”), and the general partner of CVR Partners, LP (“CVR Partners”). The Partnership and CVR Partners are each subsidiaries of CVR Energy.

Mr. Roberto is an Associate of Icahn Enterprises L.P., CVR Energy’s majority stockholder (“Icahn Enterprises”). Mr. Roberto has been employed by Icahn Enterprises since May 2012. Mr. Roberto is responsible for identifying, analyzing and monitoring investment opportunities and portfolio companies for Icahn Enterprises. Prior to joining Icahn Enterprises, Mr. Roberto served as a research analyst at RBS Securities covering the automotive, industrial, coal, homebuilding and building products sectors as a member of the high yield and distressed debt trading team. Mr. Roberto began his career at AllianceBernstein, where he focused on client services and relationship management. In addition to CVR Energy and CVR Partners, Mr. Roberto is also a director of the following subsidiaries of Icahn Enterprises: American Railcar Industries, Inc., a railcar manufacturing company; American Railcar Leasing LLC, a lessor and seller of specialized railroad tank and covered hopper railcars; WestPoint Home LLC, a home textiles manufacturer; and Viskase Companies, Inc., a meat casing company. Mr. Roberto received his B.A. in Economics from Williams College.

Mr. Roberto has been named to serve on the Environmental, Health and Safety Committee of the Board. Mr. Roberto will not receive any compensation for serving on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2014

CVR Refining, LP
By: CVR Refining GP, LLC, its general partner

By:	/s/ Edmund S. Gross
Edmund S. Gross,
Senior Vice President, General Counsel and Secretary